Exhibit 99.4

YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M65055-S13846	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMERICAN REALTY CAPITAL PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following proposals. If no specifications are made, this proxy will be voted FOR all proposals.
				For	Against	Abstain

1.	Proposal to approve the issuance of shares of common stock of American Realty Capital Properties, Inc., a Maryland corporation, which we refer to as ARCP, to the stockholders of Cole Real Estate Investments, Inc., a Maryland corporation, which we refer to as Cole, pursuant to the Agreement and Plan of Merger, dated as of October 22, 2013, as it may be amended from time to time, which we refer to as the merger agreement, by and among ARCP, Clark Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ARCP, and Cole (a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy card); and			☐	☐	☐

2.	Proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of ARCP common stock to Cole stockholders pursuant to the merger agreement.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.
M65056-S13846

American Realty Capital Properties, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 23, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), hereby appoint(s) David S. Kay and Brian S. Block, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the special meeting of stockholders of ARCP to be held at The Core Club, located at 66 East 55th Street, New York, New York 10022, on January 23, 2014, commencing at 9:00 am, local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying joint proxy statement/prospectus, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR” the Proposals. At the present time, the Board of Directors knows of no other matters to be presented at the special meeting.

Continued and to be signed on the reverse side.